Exhibit 99.1

Unaudited pro forma condensed consolidated combined financial statements for the fiscal year ended December 30, 2002, and the six month period ended June 30, 2003

On October 21, 2003, the Company closed two related transactions previously announced on October 17, 2003: (1) a private placement of common stock and warrants to purchase common stock (the "Offering") and (2) an exchange of its 8% Series A Cumulative Convertible Participating Preferred Stock and related series A warrants for cash and 9% five-year term loans (the "Recapitalization"). Also on October 21, 2003, the Company repaid its outstanding Senior Subordinated Debt (altogether, the "Transactions").

The following unaudited consolidated Pro Forma financial information illustrates the effect of the Transactions described below, as if such Transactions occurred on the first day of the periods presented in the unaudited Pro Forma Statements of Operations (January 1, 2002 for the year ended December 31, 2002; and January 1, 2003 for the six months ended June 30, 2003) and on the last day of the period for the unaudited Pro Forma Balance Sheet:

     o issuance of 9,739,111 shares of common stock and warrants to purchase 3,408,689 shares of common stock in the Offering at an assumed aggregate offering price of $7.86 per unit;

     o the exchange of all outstanding 8% Series A Cumulative Convertible Participating Preferred Stock (the "Series A Preferred Stock") and outstanding warrants to purchase 2,744,703 shares of common stock held by holders of such Series A Preferred Stock for the following consideration:

          1.   $55 million from cash raised in the offering, and

          2. $25 million in term loans with, if certain conditions are satisfied, warrants to purchase up to 250,000 shares of common stock;

     o the repayment of $12.2 million of Senior Subordinated Debt and accrued interest and the related cancellation of outstanding warrants to purchase 1,187,500 shares of common stock; and

     o payment of an estimated $7.5 million of fees, commissions, and expenses in connection with the Transactions.

The Pro Forma financial information is based on the Company's historical statements as of and for the six-month period ended June 30, 2003 and the year ended December 31, 2002, the details of the Transactions, and assumptions the Company believes to be reasonable. Changes in such assumptions could materially impact this presentation. Management has prepared the Pro Forma financial information without audit.

The Pro Forma financial information does not purport to be indicative of results or financial condition that would have been achieved had the Transactions occurred on the dates indicated, nor does it purport to indicate the results or financial condition that might be obtained in the future. The Pro Forma financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and the Quarterly Report on Form 10-Q for the six months ended June 30, 2003.

                       Pro Forma Statements of Operations
                     For the Six Months Ended June 30, 2003
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)


                                                   Pro Forma             Pro Forma
                                     Historical    Adjustments
                                     ------------- ------------- ------ -------------

Income Statement Data:
Revenues.........................     $  26,711     $      --            $  26,711
Cost and expenses................
  Operating costs................     $  16,957     $      --            $  16,957
  Selling and promotional costs..     $   1,646     $      --            $   1,646
  General and administrative
  expenses  .....................     $   3,623     $      --            $   3,623
  Other depreciation and
  amortization ..................     $   2,889     $      --            $   2,889
                                     ------------- ------------- ------ -------------
Income from operations...........     $   1,596     $      --            $   1,596
Interest income..................     $     (37)    $      --            $     (37)
Interest expense ................
                                      $   1,230     $     381    (f)(i)  $   1,611
                                     ------------- ------------- ------ -------------
Income (loss) before income taxes     $     403     $    (381)           $      22
Income tax (benefit) expense ....     $      28     $    (152)     (g)   $    (124)
                                     ------------- ------------- ------ -------------
Net income (loss) ...............     $     375     $    (229)           $     146
Accretion and dividends on
  redeemable
  preferred stock................     $  (4,949)    $  (1,928)     (h)   $  (6,877)
                                     ------------- ------------- ------ -------------
Net loss
  to common stockholders.........     $  (4,574)    $  (2,157)           $  (6,731)
                                     ============= ============= ====== =============
Basic and diluted
  loss per share.................     $   (0.85)                         $   (0.45)
                                     =============                      =============
Weighted average common shares
  outstanding....................         5,381                    (a)      15,120
                                     =============                      =============

             See notes to unaudited Pro Forma financial information.

                       Pro Forma Statements of Operations
                      For the Year Ended December 31, 2002
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)

                                                   Pro Forma             Pro Forma
                                     Historical    Adjustments
                                     ------------- ------------- ------ -------------
Income Statement Data:
Revenues.........................     $  50,774     $      --          $  50,774
Cost and expenses................
  Operating costs................     $  31,472     $      --          $  31,472
  Selling and promotional costs..     $   3,140     $      --          $   3,140
  General and administrative
  expenses  .....................     $   7,619     $      --          $   7,619
  Leased facilities and office
  closings ......................     $    (290)    $      --          $    (290)
  Amortization of restricted stock
  award .........................     $      --     $      --          $      --
  Amortization of goodwill ......     $      --     $      --          $      --
  Other depreciation and
  amortization ..................     $   5,939     $      --          $   5,939
                                     ------------- ------------- ---- -------------
Income from operations...........     $   2,894     $      --          $   2,894
Interest income..................     $    (172)    $      --          $    (172)
Interest expense ................     $   2,137     $     819    (f)(i)$   2,956
                                     ------------- ------------- ---- -------------
Income (loss) before income taxes     $     929     $    (819)         $     110
Income tax benefit ..............     $    (208)    $    (328)    (g)  $    (536)
                                     ------------- ------------- ---- -------------
Net income (loss) ...............     $   1,137     $    (491)         $     646
Accretion and dividends on
  redeemable
  preferred stock................     $  (9,293)    $  (6,812)    (h)  $ (16,105)
                                     ------------- ------------- ---- -------------
Net loss
  to common stockholders.........     $  (8,156)    $  (7,303)         $ (15,459
                                     ============= ============= ==== =============
Basic and diluted
  loss per share.................     $   (1.52)                       $   (1.02)
                                     =============                    =============
Weighted average common shares
  outstanding....................         5,353                   (a)     15,092
                                     =============                    =============

             See notes to unaudited Pro Forma financial information.

                          Pro Forma Balance Sheet Data
                               As of June 30, 2003
                                 (In Thousands)
                                   (Unaudited)

                                                    Pro Forma
                                     Historical     Adjustments              Pro Forma
                                   -------------- ------------- --------- -------------
Assets
Current Assets
   Cash and cash equivalents.         $  8,083     $    2,097    (a)(c)(d)   $ 10,180
   Other current assets......         $  5,583     $     (156)      (c)      $  5,427
Property and equipment, net..         $ 19,760     $       --                $ 19,760
Other assets.................         $ 31,896     $      500       (i)      $ 32,396
                                   -------------- ------------- --------- -------------
        Total assets.........         $ 65,322     $    2,441                $ 67,763
                                   ============== ============= ========= =============

Liabilities and Stockholder's
  Deficit
Current liabilities..........         $ 10,251     $     (578)      (c)      $  9,673
Long term liabilities
  Debentures due in 2005, net
  of unaccreted discount.....         $ 10,288     $  (10,288)      (c)      $     --
New debt issued in
  recapitalization...........         $     --     $   24,031       (b)      $ 24,031
Other long term liabilities..         $  3,380     $       --                $  3,380
                                   -------------- ------------- --------- -------------
        Total liabilities....         $ 23,919     $   13,170                $ 37,084
                                   -------------- ------------- --------- -------------
    Redeemable series A
       preferred stock ......         $ 58,138     $  (58,138)      (d)      $     --
                                   -------------- ------------- --------- -------------

Stockholder's equity (deficit)

   Common stock,
       par value $0.01.......         $     60     $       97       (a)      $    157
                                                                             $110,490
   Additional paid in capital         $ 61,179     $   49,311   (a)(b)(c)(d)
   Accumulated deficit.......         $(75,123)    $   (1,994)    (c)(e)     $(77,117)
   Treasury stock............         $ (2,851)    $       --                $ (2,851)
                                   -------------- ------------- --------- -------------
   Total stockholders' equity
      (deficit)..............         $(16,735)    $   47,414                $ 30,679
                                   -------------- ------------- --------- -------------
        Total liabilities and
          stockholder's
          deficit ...........         $ 65,322     $    2,441                $ 67,763
                                   ============== ============= ========= =============

             See notes to unaudited Pro Forma financial information.

               Notes to unaudited Pro Forma financial information:

a) The Offering raised $68.9 million after the payment of fees, including $500,000 which are treated as deferred financing costs (see Note i), and there will be 9,739,111 shares of common stock, par value $0.01, issued in the Offering.

b) We have assumed that 250,000 warrants will be issued in connection with the $25 million term loan, and that the original book value of the term loan will be reduced by the fair value of these warrants, estimated to be $969,000. The difference between the face value of the term loan and the original book value will be amortized over time, using the interest method, by means of a charge to interest expense. These warrants will only be issued if certain conditions occur in the first year after the closing of the Transactions.

c) The Transactions include the repayment of Senior Subordinated Debt, amounting to $11,798,000 at June 30, 2003 including accrued interest thereon, and expensing the remaining balance of certain costs we had incurred in connection with the issuance of this debt. We have also assumed the cancellation of certain warrants granted in connection with the issuance of the Senior Subordinated Debt valued at $1,021,000. For each full month between the date the Senior Subordinated Debt is repaid in full and February 1, 2005, the Company can cancel 62,500 of the 2,000,000 warrants originally granted, up to a maximum of 1,500,000. For the unaudited Pro Forma Statement of Operations for the year ended December 31, 2002, we have assumed that the Senior Subordinated Debt and the related warrants were never issued.

d) In the Recapitalization, the Company is exchanging $55 million of cash and the $25 million term loan noted above for all of the currently outstanding Series A Preferred Stock and all of the warrants valued at $19.9 million originally issued in connection with the Series A Preferred Stock.

e) The Series A Preferred Stock was recorded in May 2000 at a discount to its face value of $60 million, and the difference has been recorded through a charge to accretion expense in determining Net Loss to Common Stockholders. The fair value of the Series A Preferred Stock and dividends payable thereon at June 30, 2003 has been estimated at approximately $60 million, and the difference between the current accreted book value and the fair value has been recorded as an adjustment to accretion expense in the income statement.

f) The 9% interest and amortization of loan discount connected with the new term loan has been expensed in the unaudited Pro Forma Statements of Operations, and the 12% interest and other expenses connected with the Senior Subordinated Debt have been eliminated.

g) A rate of 40% has been assumed for the tax effect of the above transactions in the Pro Forma Statements of Operations.

h) Because the Transactions are assumed to occur at the beginning of each of the periods presented in the Pro Forma Operating Statements (January 1, 2002 for the year ended December 31, 2002 and January 1, 2003 for the six months ended June 30, 2003), and the Series A Preferred Stock would have had a lower book value on those dates, the adjustment to accretion expense (discussed in note e above) is greater than that recorded at June 30, 2003.

i) Professional fees of $500,000 are treated as deferred financing costs and amortized as interest expense over the five-year term of the $25 million term loan.